                                                                  Exhibit (k)(5)

                        ADDITIONAL COMPENSATION AGREEMENT

                                                       February [ ], 2005

Eaton Vance Management
255 State Street
Boston, Massachusetts 02109

Ladies and Gentlemen:

      Reference is made to the Purchase Agreement dated February [ ], 2005 (the "Purchase Agreement"), by and among Eaton Vance Short Duration Diversified Income Fund (the "Fund"), a closed-end management investment company (the "Fund"), Eaton Vance Management ("Eaton Vance" or the "Adviser"), and each of the respective Underwriters named therein, with respect to the issue and sale of the Fund's common shares of beneficial interest, par value $.01 per share (the "Common Shares"), as described therein. Reference is also made to (i) the Investment Advisory Agreement, dated [ ], 2005 (the "Advisory Agreement") between Eaton Vance and the Fund and (ii) the registration statement on Form N-2 regarding the Common Shares of the Fund (the "Registration Statement"). Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Purchase Agreement.

      The Adviser hereby confirms its agreement with UBS Securities LLC ("UBS Securities") with respect to the additional compensation referred to in the "Underwriting" section of the Registration Statement, payable by the Adviser to UBS Securities. The Adviser agrees to pay to UBS Securities additional compensation (the "Additional Compensation") as provided for in Section 3 hereof; provided, however, that such Additional Compensation shall not exceed an amount equal to 0.15% of the Fund's average total leveraged assets attributable to the Common Shares sold by UBS Securities in the offering; provided further, that if investment leverage exceeds 40% of the Fund's total leveraged assets, UBS Securities will not receive a fee on total leveraged assets attributable to Common Shares sold by UBS Securities in excess of this amount; and provided, further, that such payments shall not exceed the "Maximum Additional Compensation Amount" (as defined in Section 4 hereof). The Additional Compensation shall be payable as set forth in Section 3 hereof.

      SECTION 1. Additional Compensation.

      (a) Within 60 days following the Closing Date, UBS Securities shall prepare or cause to be prepared and provide to the Adviser a chart indicating the aggregate purchase price to the public of the Common Shares sold by UBS Securities and the Pro Rata Percentage (as defined in Section 2 hereof) of UBS Securities that shall be appended as Schedule A to this Additional Compensation Agreement. Such Schedule A shall be prepared in good faith by UBS Securities and subject to verification by the Adviser.

      (b) The Adviser hereby employs UBS Securities, for the period and on the terms and conditions set forth herein, to provide the following services at the reasonable request of the Adviser:

            (i) after-market support services designed to maintain the visibility of the Fund on an ongoing basis;

            (ii) relevant information, studies or reports regarding general trends in the closed-end investment companies and asset management industries, if reasonably obtainable, and consult with representatives of the Adviser in connection therewith; and

            (iii) information to and consult with the Adviser with respect to applicable strategies designed to address market value discounts, if any, with respect to the Fund.

      SECTION 2. Pro Rata Percentage. UBS Securities shall be assigned a "Pro Rata Percentage," the numerator of which shall equal the aggregate purchase price to the public of the Common Shares sold by UBS Securities as set forth on Schedule A hereto and the denominator of which shall equal the aggregate purchase price to the public of all of the Common Shares purchased by the Underwriters pursuant to the Purchase Agreement.

      SECTION 3. Payment of Additional Compensation.

      (a) The Adviser shall pay the Additional Compensation, quarterly in arrears, to UBS Securities in an amount equal to the product of UBS Securities' Pro Rata Percentage multiplied by 0.025% of the average weekly total leveraged assets of the Fund for such quarter.

      (b) All fees payable hereunder shall be paid to UBS Securities by wire transfer of immediately available funds within 15 days following the end of each calendar quarter to a bank account designated by UBS Securities. At the time of each payment of Additional Compensation hereunder, the Adviser shall deliver to UBS Securities a statement indicating the amount of the aggregate average total leveraged assets of the Fund for such quarter (including assets attributable to any preferred shares of the Fund that may be outstanding) on which such payment was based.

      (c) The initial payments of Additional Compensation hereunder shall be paid with respect to the calendar quarter ending March 31, 2005. In the event that this Additional Compensation Agreement terminates prior to the end of a calendar quarter, the Additional Compensation required to be paid hereunder shall be due and payable within 15 days following the termination hereof and shall be pro-rated in respect of the period prior to such termination. Notwithstanding the foregoing, if any payment hereunder would otherwise fall on a day which is not a business day, it shall be due on the next day which is a business day. All fees payable hereunder shall be in addition to any fees paid by the Adviser pursuant to the Purchase Agreement.

      SECTION 4. Maximum Additional Compensation Amount. The "Maximum Additional Compensation Amount" payable by the Adviser hereunder shall be [ ]% of the aggregate offering price of the Common Shares. The sum total of these fees, the transaction processing fee payable by the Adviser to Merrill Lynch, Pierce, Fenner & Smith Incorporated in the amount of $8,177, plus the amount of the expense reimbursement of $.00667 per common share payable by the Fund to the Underwriters pursuant to the Purchase Agreement shall not exceed 4.5% of the total price of the Fund's common shares offered by the Prospectus. The sum total of all compensation to the Underwriters in connection with the public offering of the common shares of the Fund, including sales load and all forms of additional compensation to the Underwriters, shall not exceed 9.0% of the total price of the Fund's common shares offered by the Prospectus.

      SECTION 5. Term. This Additional Compensation Agreement shall continue coterminously with and so long as the Advisory Agreement remains in effect between the Fund and Eaton Vance, or any similar investment management agreement with a successor in interest or affiliate of Eaton Vance remains in effect, as and to the extent that such investment management agreement is renewed periodically in accordance with the Investment Company Act of 1940, as amended. This Additional Compensation Agreement shall terminate on the earliest to occur of (a) with respect to UBS Securities, the payment by the Adviser to UBS Securities of the Maximum Additional Compensation Amount, (b) with respect to the Fund, the dissolution and winding up of the Fund and (c) with respect to Eaton Vance, the date on which the Advisory Agreement or other investment management agreement between the Fund and Eaton Vance or any successor in interest to Eaton Vance, including but not limited to an affiliate of Eaton Vance, shall terminate.

      SECTION 6. Except to the extent legally required (after consultation with UBS Securities and its counsel, if reasonably possible), neither (i) the name of UBS Securities nor (ii) any advice rendered by UBS Securities to the Adviser or the Fund in connection with the services performed by UBS Securities pursuant to this Agreement will be quoted or referred to orally or in writing, or in the case of (ii), reproduced or disseminated, by the Fund or any of its affiliates or any of their agents, without the prior written consent of UBS Securities, which consent will not be unreasonably withheld.

      SECTION 7. The Adviser will furnish UBS Securities with such information as UBS Securities believes appropriate to its assignment (all such information so furnished being the "Information"). The Adviser recognizes and confirms that UBS Securities (a) will use and rely primarily on the Information and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having assumed responsibility for independently verifying the same, (b) does not assume responsibility for the accuracy, completeness or reasonableness of the Information and such other information and (c) will not make an appraisal of any assets or liabilities (contingent or otherwise) of the Fund. To the best of the Adviser's knowledge, the Information to be furnished by the Adviser when delivered, will be true and correct in all material respects and will not contain any material misstatement of fact or omit to state any material fact necessary to make the statements contained therein not misleading. The Adviser will promptly notify UBS Securities if it learns of any material inaccuracy or misstatement in, or material omission from, any Information delivered to UBS Securities.

      SECTION 8. Not an Investment Adviser. The Advisers acknowledges that UBS Securities is not providing any advice hereunder as to the value of securities or regarding the advisability of purchasing or selling any securities for the Fund. No provision of this Additional Compensation Agreement shall be considered as creating, nor shall any provision create, any obligation on the part of UBS Securities, and UBS Securities is not hereby agreeing, to: (i) furnish any advice or make any recommendations regarding the purchase or sale of portfolio securities or (ii) render any opinions, valuations or recommendations of any kind or to perform any such similar services. The Adviser acknowledges and agrees that UBS Securities has been retained solely to provide the services specified herein to the Adviser, and not to act as an adviser to any other person, and the Adviser's engagement of UBS Securities is not intended to confer rights upon any person (including the Fund or shareholders, employees or creditors of the Adviser or the Fund) not a party hereto as against UBS Securities or its affiliates, or their respective directors, officers, employees or agents, successors, or assigns. UBS Securities shall act as an independent contractor under this Agreement, and not in any other capacity including as a fiduciary, and any duties arising out of its engagement shall be owed solely to the Adviser.

      SECTION 9. Not Exclusive. Nothing herein shall be construed as prohibiting UBS Securities or its respective affiliates from acting as such for any other clients (including other registered investment companies or other investment advisers).

      SECTION 10. No Liability. The Adviser agrees that UBS Securities shall not have liability to the Adviser or the Fund for any act or omission to act by UBS Securities in the course of its performance under this Additional Compensation Agreement, in the absence of gross negligence or willful misconduct on the part of UBS Securities. The Adviser agrees to indemnify and hold harmless UBS Securities and its respective officers, directors, agents and employees against any loss or expense arising out of or in connection with UBS Securities' performance under this Additional Compensation Agreement. This provision shall survive the termination, expiration or supersession of this Additional Compensation Agreement.

      SECTION 11. Assignment. This Additional Compensation Agreement may not be assigned by any party without the prior written consent of each other party.

      SECTION 12. Amendment; Waiver. No provision of this Additional Compensation Agreement may be amended or waived except by an instrument in writing signed by the parties hereto.


                                       3
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      SECTION 13. Governing Law. This Additional Compensation Agreement shall be governed by, and construed in accordance with, the laws of the State of New
York. No claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement ("Claim") may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have exclusive jurisdiction over the adjudication of such matters, and the Adviser and UBS Securities consent to the jurisdiction of such courts and personal service with respect thereto. The Adviser and UBS Securities waive all right to trial by jury in any proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement.

      SECTION 14. Counterparts. This Additional Compensation Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Additional Compensation Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.


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


      If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among Eaton Vance and UBS Securities in accordance with its terms.

                                  Very truly yours,


                                  UBS SECURITIES LLC

                                  By:      _____________________________________
                                           Name:
                                           Title:

                                  By:      _____________________________________
                                           Name:
                                           Title:




CONFIRMED AND ACCEPTED,
as of the date first above written:

EATON VANCE MANAGEMENT

By:      _______________________________
         Name:
         Title:

SCHEDULE A

                                      AGGREGATE
NAME OF QUALIFYING            PURCHASE PRICE TO PUBLIC              PRO RATA
    UNDERWRITER                 OF COMMON SHARES SOLD              PERCENTAGE
    -----------                 ---------------------              ----------
UBS Securities LLC                    $[ ]

                  UBS SECURITIES LLC INDEMNIFICATION AGREEMENT

                                                              February [ ], 2005


UBS Securities LLC
299 Park Avenue
New York, New York 10171

      In connection with the engagement of UBS Securities LLC ("UBS Securities") to provide the Services to the undersigned (the "Company") as set forth in the Additional Compensation Agreement dated February [ ], 2005, between the Company and UBS Securities (the "Agreement"), in the event that UBS Securities becomes involved in any capacity in any claim, suit, action, proceeding, investigation or inquiry (including, without limitation, any shareholder or derivative action or arbitration proceeding) (collectively, a "Proceeding") (i) in connection with or arising out of any untrue statement or alleged untrue statement of a material fact contained in information with respect to the Fund made public by or as authorized by the Fund (except for information regarding UBS Securities itself that UBS Securities specifically provided to the Fund in writing for inclusion in such information) or any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) otherwise in connection with or arising out of the Agreement or the Services to be provided thereunder, the Company agrees to indemnify, defend and hold UBS Securities harmless to the fullest extent permitted by law, from and against any losses, claims, damages, liabilities and expenses in connection with or arising out of the Agreement or the Services to be provided thereunder (a "Covered Claim"), except, in the case of clause (ii) above only, to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review, that such losses, claims, damages, liabilities and expenses resulted solely from the gross negligence, bad faith or willful misconduct of UBS Securities. In addition, in the event that UBS Securities becomes involved in any capacity in any Proceeding which relates to a Covered Claim, the Company will reimburse UBS Securities for its legal and other expenses (including the reasonable cost of any investigation and preparation) as such expenses are incurred by UBS Securities in connection therewith. If such indemnification were not to be available for any reason, the Company agrees to contribute to the losses, claims, damages, liabilities and expenses involved (i) in the proportion appropriate to reflect the relative benefits received or sought to be received by the Company and its stockholders, on the one hand, and UBS Securities, on the other hand, in the matters contemplated by the Agreement or (ii) if (but only if and to the extent) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and its stockholders, on the one hand, and the party entitled to contribution, on the other hand, as well as any other relevant equitable considerations; provided, that in no event shall the Company contribute less than the amount necessary to assure that UBS Securities is not liable for losses, claims, damages, liabilities and expenses in excess of the amount of fees actually received by UBS Securities pursuant to the Agreement. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by the Company or other conduct by the Company (or its employees or other agents), on the one hand, or by UBS Securities, on the other hand. The Company will not settle any Proceeding in respect of which indemnity may be sought hereunder, whether or not UBS Securities is an actual or potential party to such Proceeding, without UBS Securities's prior written consent. For purposes of this Indemnification Agreement, UBS Securities shall include UBS Securities LLC, any of its affiliates, each other person, if any, controlling UBS Securities or any of its affiliates, their respective officers, current and former directors, employees and agents, and the successors and assigns of all of the foregoing persons. The foregoing indemnity and contribution agreement shall be in addition to any rights that any indemnified party may have at common law or otherwise.

      If any Proceeding is brought against UBS Securities in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, UBS Securities shall promptly notify the Company in writing of the institution of such Proceeding and the Company shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to UBS Securities and payment of all fees and expenses; provided, however, that the omission to so notify the Company shall not relieve the Company from any liability which the Company may have to UBS Securities or otherwise, unless and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the Company. UBS Securities shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of UBS Securities unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such Proceeding or the Company shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or UBS Securities shall have reasonably concluded that there may be defenses available to it which are different from, additional to or in conflict with those available to the Company (in which case the Company shall not have the right to direct the defense of such Proceeding on behalf of UBS Securities), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction). The Company shall not be liable for any settlement of any Proceeding effected without its written consent but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless UBS Securities from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time UBS Securities shall have requested the Company to reimburse UBS Securities for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the Company agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by the Company of the aforesaid request, (ii) the Company shall not have reimbursed UBS Securities in accordance with such request prior to the date of such settlement and (iii) UBS Securities shall have given the Company at least 30 days' prior notice of its intention to settle.

      The Company agrees that neither UBS Securities nor any of its affiliates, directors, agents, employees or controlling persons shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with or as a result of a Covered Claim, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review that any losses, claims, damages, liabilities or expenses incurred by the Company resulted solely from the gross negligence, bad faith or willful misconduct of UBS Securities in performing the Services.

      THIS INDEMNIFICATION AGREEMENT AND ANY CLAIM, COUNTERCLAIM OR DISPUTE OF ANY KIND OR NATURE WHATSOEVER ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT ("CLAIM"), DIRECTLY OR INDIRECTLY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS SET FORTH BELOW, NO CLAIM MAY BE COMMENCED, PROSECUTED OR CONTINUED IN ANY COURT OTHER THAN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION OVER THE ADJUDICATION OF SUCH MATTERS, AND THE COMPANY AND UBS SECURITIES CONSENT TO THE JURISDICTION OF SUCH COURTS AND PERSONAL SERVICE WITH RESPECT THERETO. THE COMPANY HEREBY CONSENTS TO PERSONAL JURISDICTION, SERVICE AND VENUE IN ANY COURT IN WHICH ANY CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT IS BROUGHT BY A THIRD PARTY AGAINST UBS SECURITIES OR ANY INDEMNIFIED PARTY. EACH OF UBS SECURITIES AND THE COMPANY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT. THE COMPANY AGREES THAT A FINAL JUDGMENT IN ANY PROCEEDING OR CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON THE COMPANY AND MAY BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF WHICH THE COMPANY IS OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT.

      The foregoing Indemnification Agreement shall remain in full force and effect notwithstanding any termination of UBS Securities' engagement. This Indemnification Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

                                          Very truly yours,

                                          EATON VANCE MANAGEMENT


                                          By:    ___________________________
                                          Name:
                                          Title:


Accepted and agreed to as of
the date first above written:

UBS SECURITIES LLC

By:    ___________________________
By:
Title:


By:    ___________________________
By:
Title: